UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 25, 2008

CHINA DIGITAL MEDIA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30212
(Commission File Number)

13-3422912
(I.R.S. Employer Identification No.)

2505-06, 25/F, Stelux House, 698 Prince Edward Road East,
Kowloon, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

(011) 852-2390-8600
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Digital Media Corp., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On November 25, 2008, Registrant's Board of Directors approved to dismiss Jimmy C.H. Cheung & Co as its independent auditor, and engaged Bongiovanni & Associates, CPA’s as independent auditor to audit Registrant's financial statements for the year ended December 31, 2008. The decision to make the change was approved by Registrant's Board of Directors. The Registrant does not have an audit committee.

During Registrant's three most recent fiscal years ended December 31, 2007, 2006, 2005, and the subsequent interim period through November 25, 2008, the Registrant, or any party on its behalf, did not consult Bongiovanni & Associates, CPA’s with respect to any of the matters described in Item 304(a)(2) of Regulation S-K.

Jimmy C.H. Cheung & Co's audit reports regarding the Registrant's financial statements for the fiscal years ended December 31, 2007, 2006 and 2005, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, audit scope or accounting principles.  In the audit report regarding the Registrant's financial statements for the fiscal years ended December 31, 2007, a working capital deficiency of $8,114,014 raised substantial doubt about the Company’s ability to continue as a going concern.

In connection with the prior audit for the fiscal years ended December 31, 2007, 2006 and 2005, there have been no disagreements with Jimmy C.H. Cheung & Co on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Jimmy C.H. Cheung & Co would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods. In addition, Jimmy C.H. Cheung & Co had no disagreements with Registrant for the interim period up to November 25, 2008.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or are included in this report.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL MEDIA CORP.

DATED: November 25, 2008	By:	/s/ Ng Chi Shing
Ng Chi Shing, CEO

EXHIBIT INDEX

Exhibit No.      Description of Exhibit

16.1                   Letter from Jimmy C.H. Cheung & Co.